UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):December 18, 2024

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934:

Title of Each Class	Symbol	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	ENLC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.02	Termination of a Material Definitive Agreement.

On December 20, 2024, EnLink Midstream Funding, LLC, a bankruptcy-remote special purpose entity (the “SPV”) that is an indirect subsidiary of EnLink Midstream, LLC (the “Company”), terminated the Receivables Financing Agreement, dated as of October 21, 2020 (as amended to date, the “AR Facility”), by and among the SPV, as borrower, EnLink Midstream Operating, LP (“EnLink Operating”), as servicer, PNC Bank, National Association, as administrative agent and lender, and PNC Capital Markets, LLC as structuring agent.

In connection with the AR Facility, certain subsidiaries of the Company, as originators (the “Originators”), sold and contributed, pursuant to a Sale and Contribution Agreement, dated as of October 21, 2020 (the “Sale and Contribution Agreement”), by and among the SPV, EnLink Operating and the Originators, all of their accounts receivable and certain related assets (collectively, the “Receivables”) to the SPV. On December 20, 2024, the Sale and Contribution Agreement terminated by its terms upon the termination of the AR Facility and repayment of all amounts outstanding thereunder. The SPV financed its acquisition of the Receivables in part by obtaining secured loans from the lenders party to the AR Facility. The amount available for borrowings at any one time under the AR Facility was limited to a borrowing base amount calculated based on the outstanding balance of eligible Receivables, subject to certain reserves, concentration limits, and other limitations. Borrowings under the AR Facility bore interest at the applicable SOFR plus a credit spread adjustment of 0.10%, plus a drawn fee. The SPV also paid a fee on the undrawn committed amount of the AR Facility. The AR Facility was scheduled to terminate on August 1, 2025, unless extended or earlier terminated in accordance with its terms.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 16, 2024, the Company and ONEOK, Inc. (“ONEOK”), which owns all of the equity interests in EnLink Midstream Manager, LLC, the managing member of the Company (the “Managing Member”), entered into a promissory note (the “Promissory Note”). The Promissory Note provides for potential revolving unsecured loans made by ONEOK, at ONEOK’s discretion, upon request of the Company. ONEOK has no obligation to make loans to the Company under the Promissory Note. Upon receipt of a borrowing request under the Promissory Note, if ONEOK elects to make such loan, ONEOK will notify EnLink of the interest rate and principal and interest payment dates applicable to the requested loan (the “Interest Rate Notice”), which interest rate will be equal to ONEOK’s cost of borrowing under its commercial paper program at the time of such loan, plus 0.25% per annum, subject to the Company’s acceptance of such terms. The Company’s revolving credit facility remains available for borrowings by the Company thereunder; provided, however, that, subject to certain exceptions, prior to submitting a request for borrowing under the Company’s revolving credit facility, the Company must submit a borrowing notice to ONEOK under the Promissory Note and give ONEOK the opportunity to provide a corresponding Interest Rate Notice with respect to a potential loan under the Promissory Note. To the extent not previously due and payable in accordance with the terms of the Promissory Note, the outstanding principal amount of all loans under the Promissory Note and all unpaid, accrued interest thereon will be due and payable on December 16, 2026.

On December 18, 2024, the Company borrowed $270.0 million under the Promissory Note, which amount was used to repay outstanding borrowings under the Company’s revolving credit facility. On December 19, 2024, the Company borrowed $350.0 under the Promissory Note, which amount was used to repay in full the $350.0 million of borrowings outstanding under the AR Facility. The interest on such loan amounts is 5.0%, which is paid monthly, and such loans mature on December 27, 2024 and December 31, 2024, respectively. To the extent loans are available under the Promissory Note on commercially reasonable terms, the Company intends to continue to make borrowings under the Promissory Note for working capital purposes.

The Promissory Note contains certain customary representations and warranties and events of default, including those providing for the repayment of the outstanding balance of the loans under the Promissory Note, together with accrued and unpaid interest thereon, at the election of ONEOK, if, among other things, the Company fails to pay the principal or interest when due, breaches of representations and warranties occur, or certain bankruptcy events occur.

The terms of the Promissory Note were unanimously approved by the Board of Directors of the Managing Member and, based upon the related party nature of the agreement with ONEOK, the Conflicts Committee of the Board of Directors. The foregoing description of the Promissory Note does not purpose to be complete and is qualified in its entirety by reference to the full text of the Promissory Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1*	Promissory Note, dated as of December 16, 2024, by and between EnLink Midstream, LLC, as borrower, and ONEOK, Inc., as lender.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

* Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of any omitted schedules to the SEC upon request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: December 26, 2024	By:	/s/ Benjamin D. Lamb
Benjamin D. Lamb
Executive Vice President and Chief Financial Officer